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                                        EXHIBIT 10(b)
                                        Form 10-K for 1995
                                        File No. 1-11237



                                                         EXECUTION COPY



             FIRST AMENDMENT TO OPERATING AGREEMENT


         This First Amendment to Operating Agreement dated as of
January 5, 1996 (this "Amendment"), is entered into between AT&T CORP. (formerly American Telephone and Telegraph Company), a New York corporation ("AT&T"), and AT&T CAPITAL CORPORATION, a Delaware corporation ("Capital"), and amends the Operating Agreement dated as of June 25, 1993 (as amended hereby, the "Operating Agreement"), entered into among AT&T and Capital.


                           W I T N E S S E T H:


         WHEREAS, the Board of Directors of AT&T has determined that it is in the best interest of AT&T to separate AT&T's existing businesses into three independent businesses;


         WHEREAS, as part of the foregoing, AT&T Global Information Solutions, Inc. ("GIS") and NS-MPG Inc. ("NS-MPG") will enter into a Separation and Distribution Agreement with AT&T which provides, among other things, for the separation of the NS-MPG assets and NS-MPG liabilities, and the distribution and the execution and the delivery of certain other agreements in order to facilitate and provide for the foregoing;


         WHEREAS, in connection with such reorganization, AT&T intends
(i) to spin-off GIS and NS-MPG in two or more transactions (including a sale, spin-off or distribution of stock or assets to AT&T's shareowners or to an unrelated Person or Persons) and (ii) to spin-off or sell its interest in Capital (collectively, the "Spin-Off Transactions");


         WHEREAS, in contemplation of the Spin-Off Transactions, the parties hereto desire to make certain amendments the Operating
Agreement;




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         NOW, THEREFORE, in consideration of the mutual promises herein set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and subject to the conditions and upon the terms hereof, the parties hereto hereby agree as follows:

         SECTION 1.  Defined Terms.  Terms defined in the
Operating Agreement not otherwise defined herein shall have the meanings therein defined.

         SECTION 2.  Amendment to the Operating Agreement.  The
Operating Agreement is, effective as of the date hereof, hereby amended as follows:



                             -2-



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         2.01 Article I of the Operating Agreement is amended by adding the following new definitions thereto:

             "GIS Operating Agreement" means the Comparable Operating Agreement to be entered into between Capital and GIS, as such agreement is amended and supplemented from time to time in accordance with its terms.

             "NS-MPG Operating Agreement" means the Comparable
   Operating Agreement to be entered into between Capital and NS-MPG, as such agreement is amended and supplemented from time to time in accordance with its terms.

         2.02 Section 4.1(b) of the Operating Agreement is amended by deleting clause (iii) in its entirety and replacing it with the following:

         (iii) the AT&T Entities (including AT&T Universal Card Services Corporation) may issue credit cards; provided that the AT&T Entities shall not use such credit cards to offer programs for equipment leasing or other types of equipment Financing with respect to Products, asset remarketing or Finance-related equipment insurance in connection with Products that compete with programs for such services offered by the Capital Entities (it being understood that for purposes of this clause (iii) "Products" shall include Products (as defined in the Communications Systems and Technology Operating Agreement and as defined in the Computer Company Operating Agreement);

         2.03 The definition of "Captive Financing Trigger Event" in
Section 4.2 of the Operating Agreement is amended by (A) deleting the following language beginning in the second line of such definition:
"each of the following conditions is met: (i) Capital ceases to be a Subsidiary of AT&T; and (ii) "and (B) deleting "(ii)" in the tenth line of such definition.

         SECTION 3. Representation Regarding Additional Aqreements. Each of AT&T and Capital represents to the other that as of the date hereof to the best of its knowledge no agreement has been entered into between AT&T and Capital that would vary the terms of the Operating Agreement as contemplated in Section 13.1 of the Operating Agreement.


                             -3-



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         SECTION 4.  Reference to and Effect on the Operating
Agreement.

         4.01 Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Operating Agreement to "this Agreement", "hereunder", "hereof" or words of like import, and each reference in the Intercompany Agreement and the License Agreement to the Operating Agreement, shall mean and be a reference to the Operating Agreement as amended hereby.

         4.02 Except as specifically amended above, all of the terms of the Operating Agreement shall remain unchanged and in full force and effect.

         SECTION 5. Execution in Counterparts. This Amendment may be executed and delivered in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute one and the same original agreement.

         SECTION 6.  Governing Law.  This Amendment shall be
governed by, and construed in accordance with, the laws of the State of New York.


         IN WITNESS WHEREOF, this Amendment has been duly executed on the date set forth above.

                             AT&T CORP.




                              By: /s/ S. Lawrence Prendergast
                                  ------------------------------------
                                    Name: S. Lawrence Prendergast
                                    Title: Vice President and Treasurer

                              AT&T CAPITAL CORPORATION




                              By: /s/ G. Daniel McCarthy
                                  ------------------------------------
                                    Name: G. Daniel McCarthy
                                    Title: Senior Vice President,
                                           General Counsel & Secretary


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